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                                                                   EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements Nos. 333-24473 and 333-29353 of West Corporation and subsidiaries on Form S-8 of our reports dated February 6, 2002, appearing in the Annual Report on Form 10-K of West Corporation and subsidiaries for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Omaha, Nebraska
March 15, 2002